                                                                     Exhibit 1.2


                          BRIDGE STREET FINANCIAL, INC.


                         Up to 1,917,625 Shares for sale
                           Up to 1,497,718 Exchange shares
                              (Anticipated Maximum)


                                  COMMON STOCK
                                ($.01 par value)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                             November ________, 2002

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:


         The Primary Parties, e.g. Bridge Street Financial, Inc., a Delaware corporation (the "Company"), Oswego County MHC, a federally-chartered mutual holding company (the "MHC"), Oswego County Bancorp, Inc. a federally-chartered corporation (the "Mid-Tier Company"), owning all of the common stock of Oswego County Savings Bank and Oswego County Savings Bank, Oswego, New York, a New York-chartered savings bank (the "Bank"), with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Agent") as follows (defined terms used herein shall have the same definition given in the prospectus dated November ______, 2002, unless otherwise defined herein):

         Section 1. The Offering. Pursuant to an Amended Plan of Conversion and Plan of Reorganization ("Plan" or "Plan of Conversion") adopted by the Boards of Directors of the MHC, the Mid-Tier Holding Company and the Bank, the Bank intends to reorganize into a fully converted stock holding Company ("Conversion"). In connection with the Conversion, each stockholder of the Mid-Tier Company immediately prior to the Conversion ("Public Stockholders") will receive shares ("Exchange Shares", and together with

                                                                     Exhibit 1.2


the Conversion Stock, defined below, the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock") pursuant to an exchange ratio as defined in the Plan that will result in Public Stockholders owning in the aggregate immediately after the Conversion approximately the same percentage of the outstanding shares of Common Stock, before giving effect to (a) the payment of cash in lieu of any fractional shares; (b) any adjustment necessary to reflect dividends waived by the MHC; and (c) the purchase by such stockholders of additional shares of Common Stock in the Offering (as defined below). Following the Conversion, the Bank will convert from a New York-chartered savings bank to a national bank ("Bank Conversion").

         Pursuant to the Plan of Conversion, the Company is offering up to 1,917,625 shares of its common stock (the "Conversion Stock") in a subscription offering (the "Subscription Offering") and community offering (the "Direct Community Offering", and together with the Subscription Offering, the "Offerings"). Conversion Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to (i) current of former depositors with accounts at (1) the Bank with aggregate balances of at least $50 on March 31, 2001 and
(2) the Oswego County Savings Bank P&C Food Market branch (acquired from BSB Bank & Trust Co.) with aggregate balances of at least $50 on May 10, 2001 ("Eligible Account Holders"); (ii) depositors of the Bank with account balances of $50.00 or more as of the close of business on September 30, 2002 ("Supplemental Eligible Account Holders") and (iii) depositors of the Bank as of the close of business on _______________, 2002 (other than Eligible Account Holders and Supplemental Eligible Account Holders). Subscription rights will expire if not exercised by 12:00 noon, New York time, on December ___________, 2002, unless extended (the "Expiration Date").


         Subject to the prior rights of holders of subscription rights, Conversion Stock not subscribed for in the Subscription Offering is being offered in the Direct Community Offering to certain members of the general public to whom a copy of the Prospectus is delivered, with preference given to natural persons residing in the New York Counties of Oswego and Onondaga (the "Community"). The Primary Parties reserve the absolute right to reject or accept any orders in the Community Offering in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.


         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-99347) (the "Registration Statement") containing a prospectus relating to the Offerings for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The

                                                                     Exhibit 1.2

prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or
(c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.


         In accordance with title 12, Parts 575 and 563b of the regulations of the Office of Thrift Supervision ("OTS") governing the conversions of savings associations (the "Conversion Regulations"), the MHC has filed with the OTS an Application for Conversion on Form AC (the "Conversion Application"), including the Prospectus, and has filed such amendments thereto, if any, as may have been required to the date hereof by the OTS. The Company has also filed an application to acquire the Bank on Form H-(e) 1-S, and thereby become a savings and loan holding company (the "Holding Company"). In connection with the H-(e) 1-S, the Company has also filed applications to form three interim federal savings banks. The Conversion Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS.

         The Bank has filed an Interagency Bank Merger Act Application (the "Bank Merger Application") with the Federal Deposit Insurance Corporation ("FDIC") and it has been approved by the FDIC; The Company has filed with the Board of Governors of the Federal Reserve System ("Board") the Company's application to acquire ownership of the Bank on Form FRY-3 ("Holding Company Application") and has received approval of its acquisition of the Bank from the Board. The Bank has filed an Application for Conversion to a National Bank (the "Bank Conversion Application") with the Office of the Comptroller of the Currency ("OCC") and it has been approved by the OCC. The Bank has filed an application to merge (the "New York Application") with the New York State Banking Department (the "NYSBD") and it has been approved by the NYSBD.

         Section 2. Retention of the Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint the Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Company's Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offerings.


         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Primary Parties as to the matters set forth in the letter agreement ("Letter Agreement"), dated June 6, 2002, between the Bank and the Agent (a copy of

                                                                     Exhibit 1.2

which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent shall not be required to purchase any Shares and shall not be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Community Offering, the Agent will assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offerings, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offerings are extended beyond the End Date, the Primary Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.


         In the event the Company is unable to sell a minimum of 1,232,500 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this
Section 2 and in Sections 6, 8 and 9 hereof.


         In the event the Offerings are terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (b) below.

         If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the satisfaction of the Agent and their counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Primary Parties and the Agent (it being understood that such date shall not be more than ten business days after termination of the Offering) or such other time or place as shall be agreed upon by the Primary Parties and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with

                                                                     Exhibit 1.2

their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         The Agent shall receive the following compensation for its services hereunder:

         (a) A management fee to the Agent in the amount of $25,000, of which $12,500 has been paid and of which $12,500 will be paid upon OTS approval of the Conversion Application. Such fees shall be deemed to be earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred, including any accrued legal fees expended by the Agent.

         (b) A fixed marketing fee of $175,000 (excluding expenses) which shall be paid provided that the Conversion is consummated. The management fee of $25,000 will be subtracted from the marketing fee.

         (c) The foregoing fixed marketing fee shall be paid to Agent at closing in addition to the allocable expenses described below.


         (d) The decision to utilize other selected Broker-Dealers will be made jointly by the Agent and the Bank. Selected broker-dealers who assist in the subscription or purchase, excluding those shares purchased by the Bank's officers, directors or employees, tax-qualified or stock based compensation plans (except IRA's) or similar plan created by the Bank for some or all of its directors or employees or by member depositors in the original subscription phase of the offering, will be paid a fee not to exceed 4% of the aggregate purchase price of the shares of common stock sold by them in the Subscription and/or Community Offerings. The Agent's fee for such shares shall equal 1.5% of the aggregate purchase price of the shares of common stock sold by selected broker-dealers in the Subscription and/or Community Offering. Fees with respect to subscriptions or purchases effected with the assistance of Registered Representatives employed by a Broker/Dealer other than the Agent shall be paid to the Agent at Closing and then transmitted by the Agent to such Broker/Dealer.


         (e) The Bank and the Company hereby agree to reimburse the Agent, from time to time upon the Agent's request, for its reasonable allocable expenses, including without limitation, accounting, communication, travel expenses, and legal fees

                                                                     Exhibit 1.2


                 and expenses,whether or not the Conversion is consummated. Agent agrees to notify the Company if allocable expenses requiring reimbursement exceed $15,000 (excluding fees of Agent's counsel of $40,000). The Company will bear the expenses of the Offerings customarily borne by issuers including, without limitation, OTS, SEC, NYSBD, the OCC, "Blue Sky," and NASD filing and registration fees; the fees of the Mid-Tier Company's accountants, conversion agent, data processor, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Conversion; and the fees set forth under this Section 2.

         Full payment of the Agent's actual fees described as above compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.


         In the event of an oversubscription or other event, which causes the Offerings to continue beyond the original expiration date or a resolicitation of subscribers, the parties agree to renegotiate the expense cap on legal fees applicable to the Agent.


         Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offerings at the purchase price as defined and set forth on the cover page of the Prospectus.


         Section 4. Representations and Warranties. The Primary Parties jointly and severally represent and warrant to the Agent on the date hereof as follows:

                 (a) The Registration Statement was declared effective by the SEC on November ___, 2002. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offerings, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any

                                                                     Exhibit 1.2

         information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this
         Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent expressly regarding the Agent for use in the Prospectus under the caption "The Conversion-Marketing Arrangements" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.


                  (b) The Conversion Application was approved by the OTS on November __, 2002, and the related Prospectus has been authorized for use by the OTS. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations except to the extent waived in writing by the OTS. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion and Stock Offering-Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (c) the Holding Company Application has been prepared by the Company in material conformity with the requirements of the OTS and has been approved by the OTS. A conformed copy of the Holding Company Application has been delivered to the Agent and its counsel, receipt of which is hereby acknowledged by the Agent.

                  (d) The Bank Merger Application was approved by the FDIC on November ____, 2002. At the time of the approval of the Bank Merger Application (including any amendment or supplement thereto) by the FDIC and at all times subsequent thereto until the Closing Date, the Bank Merger Application (including any amendment or supplement thereto) will comply in all material respects with applicable FDIC regulations except to the extent waived in writing by the FDIC. The Bank Merger Application (including any amendment or supplement thereto) does not include any untrue statement of a material fact or omit to

                                                                     Exhibit 1.2

         state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus contained in the Bank Merger Application under the caption "The Conversion and Stock Offering-Marketing Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.


                  (e) The Bank Holding Company Application on Form FRY-3 was approved by the Board on _____________, 2002. At the time of the approval of the Bank Holding Company Application (including any amendment or supplement thereto) by the Board and at all times subsequent thereto until the Closing Date, the Bank Holding Company Application will comply in all material respects with applicable Board regulations except to the extent waived by the Board.

                  (f) The Bank Conversion Application was approved by the OCC on November __, 2002. At the time of the approval of the Bank Conversion Application (including any amendment or supplement thereto) by the OCC and at all times subsequent thereto until the Closing Date, the Bank Conversion Application (including any amendment or supplement thereto) will comply in all material respects with applicable OCC regulations except to the extent waived by the OCC. The Bank Conversion Application (including any amendment or supplement thereto) does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (g) The New York Application was approved by the NYSBD on November ____, 2002. At the time of the approval of the New York Application (including any amendment or supplement thereto) by the NYSBD and at all times subsequent thereto until the Closing Date, the New York Application (including any amendment or supplement thereto) will comply in all material respects with applicable NYSBD regulations except to the extent waived by the NYSBD. The New York Application

                                                                     Exhibit 1.2

         (including any amendment or supplement thereto) does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                  (h) No order has been issued by the SEC or the OTS preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or to the best knowledge of the Primary Parties, threatened.

                  (i) The Plan has been adopted by the Boards of Directors of the Primary Parties and at the Closing Date referred to in Section 2 the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Primary Parties by the OTS, the SEC, the FDIC or any other regulatory authority and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the OTS, the FDIC, the Board and the OCC in approving or taking no objection to the Plan or in approving or taking no objection to the Conversion or the Holding Company Application, the Bank Merger Application, the Bank Conversion Application or the New York Application pursuant to the Conversion Regulations or any other statute or regulation.

                  (j) The Bank has been organized and is a validly existing New York chartered savings bank in stock form of organization and upon the Conversion will be organized and will be validly existing as a national bank, is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, prospects or business of the Primary Parties, taken as a whole, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business; the Bank is existing under the laws of the State of New York and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank. The Bank does not own

                                                                     Exhibit 1.2


         equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (ii) the Company will have no direct subsidiaries other than the Bank. At the Closing Date, the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the OTS' letters of approval or no objection taken, the FDIC's letters of approval or no objection taken, and the NYSBD's letters of approval or no objections taken all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the SEC, the OTS, the FDIC, or the NYSBD if any, will have been complied with by the Company, the MHC and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

                  (k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (l) The MHC has been duly organized and is a validly existing federally chartered mutual holding company, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the MHC. The MHC has obtained all material licenses, permits and other governmental

                                                                     Exhibit 1.2

         authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.


                  (m) The Mid-Tier Company has been duly organized and is a validly existing federally chartered mutual holding company subsidiary, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Mid-Tier Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Mid-Tier Company. The Mid-Tier Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                  (n) The Bank is a member of the Federal Home Loan Bank of New York ("FHLB-New York"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Primary Parties, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

                  (o) The Primary Parties have good and marketable title to all real property and other assets material to the business of the Primary Parties and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not material to the business of the Primary Parties taken as a whole; and all of the leases and subleases material to the business of the Primary Parties under which the Primary Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

                  (p) The Primary Parties have received an opinion of their special counsel, Thacher Proffitt & Wood ("Thacher Proffitt"), with respect to the federal income tax consequences of the Conversion of the MHC from mutual to stock form, and the sale of

                                                                     Exhibit 1.2


         the Shares as described in the Registration Statement and the Prospectus, and an opinion from KPMG LLP ("KPMG LLP") with respect to the New York state income tax consequences of the proposed transaction; all material aspects of the opinions of Thacher Proffitt and KPMG LLP are accurately summarized in the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete.

                  (q) The Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, except approval or confirmation by the OTS of the final appraisal of the Bank.

                  (r) The Primary Parties are not in violation of any directive received from the OTS, the NYSBD, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the NYSBD and the FDIC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the nowledge of the Primary Parties, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Primary Parties, or which would materially affect their properties and assets.

                  (s) The financial statements which are included in the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the Mid-Tier Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Titles 12 of the Code of Federal Regulations and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank and the Mid-Tier Company with the OTS and the SEC, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The

                                                                     Exhibit 1.2

         other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Mid-Tier Company included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.


                  (t) Since the respective dates as of which information is given in the Registration Statement including the Prospectus; (i) there has not been any material adverse change, financial or otherwise, in the condition of the Primary Parties or in the earnings, capital or properties of the Primary Parties, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in surplus and reserves or total assets of the Primary Parties nor have the Primary Parties issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business;
         (iii) there have not been any material transactions entered into by the Primary Parties, except with respect to those transactions entered into in the ordinary course of business; (iv) the capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus; and (v) none of the Primary Parties has any material contingent liabilities, except as set forth in the Prospectus.

                  (u) As of the date hereof and as of the Closing Date, none of the Primary Parties is in violation of its certificate of incorporation or bylaws, charter or bylaws or organizational certificate or bylaws, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Conversion and the Bank Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties and this Agreement has been validly executed and delivered by the Primary Parties and is the valid, legal and binding Agreement of the Primary Parties enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New York savings institutions and their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness

                                                                     Exhibit 1.2


         of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Company, the charters and bylaws of the Mid-Tier Company or the MHC (in either mutual or capital stock form) or the organizational certificate and bylaws of the Bank, or any material contract, lease or other instrument to which the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Primary Parties, on a consolidated basis; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

                  (v) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Primary Parties is a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Primary Parties on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein the Primary Parties would or might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Primary Parties, would have a material adverse effect on the Primary Parties, on a consolidated basis.

                  (w) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization"; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration, or exchanged as calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; no preemptive rights exist with respect to the Shares; and the terms and provisions of the

                                                                     Exhibit 1.2

         Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Primary Parties, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.


                  (x) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval or non-objection, as applicable, of the SEC, the OTS, the FDIC, the NYSBD, the Board and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and/or the Nasdaq SmallCap Market.

                  (y) KPMG LLP, which has certified the financial statements of the Mid-Tier Company included in the Prospectus as of December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001, has advised the Primary Parties in writing that they are, with respect to the Primary Parties, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and the applicable regulations of the SEC and the OTS.

                  (z) RP Financial, LC., which has prepared the MHC's Independent Appraisal Report as of August 23, 2002 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Primary Parties within the meaning of the Conversion Regulations.

                  (aa) The Primary Parties have timely filed all required federal, state and local tax returns; the Primary Parties have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                  (bb) The Bank is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

                                                                     Exhibit 1.2


                  (cc) To the knowledge of the Primary Parties, neither the Primary Parties nor employees of the Primary Parties have made any payment of funds of the Primary Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (dd) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus,
         (b) shares issued in connection with the incorporation of the Mid-Tier Company, and (c) shares issued in connection with the exercise of stock options under the Mid-Tier Company's existing stock option plan); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement set forth in Exhibit A; and (iv) engaged any intermediary between the Agent and the Company, the MHC and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

                  (ee) The Primary Parties have not relied upon the Agent or the Agent's counsel for any legal, tax or accounting advice in connection with the Conversion.

                  (ff) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                  (gg) The Mid-Tier Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only on accordance with management's general or specific authorization; and (d) the recorded accountability for assets is

                                                                     Exhibit 1.2

         compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                  (hh) The Mid-Tier Company and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Bank, respectively, would have any liability; both the Company and the Bank have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and the Bank would have any liability that is intended to be qualified has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (ii) The Company and the Bank will take all actions necessary to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder as well as the corporate governance rules that are in effect and may be adopted by any securities exchange or market on which the Common Stock may from time to time be traded.


         Any certificates signed by an officer of the Primary Parties pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Primary Parties that:

                  (a) The Agent is a corporation and is validly existing in good standing under the laws of the State of Delaware with full power and authority to provide the services to be furnished to the Bank, the MHC and the Company hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and

                                                                     Exhibit 1.2

                  validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

                  (c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services, including appropriate licenses and the Company's approvals in the various states in which securities shall be offered.


                  (d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.


                  (e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.


                  (f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.


         Section 5.1 Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Agent as follows:

                  (a) The Company has filed the Registration Statement with the SEC. The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (b) The MHC has filed the Conversion Application with the OTS. The MHC will not, at any time after the Conversion Application is approved by the OTS, file any

                                                                     Exhibit 1.2

         amendment or supplement to such Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (c) The Bank has filed the Bank Merger Application with the FDIC. The Bank will not, at any time after the Bank Merger Application is approved by the FDIC, file any amendment or supplement to such Bank Merger Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (d) The Company has filed the Holding Company Application with the Board. The Company will not, at any time after the Holding Company Application is approved by the Board, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (e) The Bank has filed the Bank Conversion Application with the OCC. The Bank will not, at any time after the Bank Conversion Application is approved by the OCC, file any amendment or supplement to such Bank Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (f) The Bank has filed the New York Application with the NYSBD. The Bank will not, at any time after the New York Application is approved by the NYSBD, file any amendment or supplement to such New York Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (g) The Company, the MHC and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC, any post-effective amendment to the Conversion Application to be approved by the OTS, any post-effective amendment to the Holding Company Application to be approved by the Board, any post-effective amendment to the Bank Merger Application to

                                                                     Exhibit 1.2

         be approved by the FDIC, any post-effective amendment to the Bank Conversion Application to be approved by the OCC, and any post-effective amendment to the New York Application to be approved by the NYSBD and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) when the Bank Merger Application, as amended, has been approved by the FDIC; (iv) when the Holding Company Application, as amended, has been approved by the Board; (v) when the Bank Conversion Application, as amended, has been approved by the OCC; (vi) when the New York Application has been approved by the NYSBD; (vii) of any comments from the SEC, the OTS, the FDIC, the Board, the OCC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (viii) of the request by the SEC, the OTS, the FDIC, the Board, the NYSBD, the OCC or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Bank Merger Application, the Holding Company Application, the Bank Conversion Application, the New York Application, or for additional information; (ix) of the issuance by the SEC, the OTS, the FDIC, the Board, the OCC, the NYSBD or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the MHC, the Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (x) the issuance by the SEC, the OTS, the FDIC, the Board, the OCC, the NYSBD or any state authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application, the Bank Merger Application, the Holding Company Application, the Bank Conversion Application, the New York Application or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (xi) of the occurrence of any event mentioned in paragraph (i) below. The Company, the MHC and the Bank will make every reasonable effort (i) to prevent the issuance by the SEC, the OTS, the FDIC, the Board, the OCC, the NYSBD or any state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

                  (h) The Primary Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, Holding Company Application, Bank Merger Application, Bank Conversion Application, New York Application and the Conversion Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company, the MHC and the Bank will deliver

                                                                     Exhibit 1.2

         such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD and blue sky filings.

                  (i) The Primary Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

                  (j) The Primary Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the SEC, the OTS, the FDIC, the Board, the OCC, the NYSBD, the Conversion Regulations, applicable FDIC, Board, OCC and NYSBD statutes and regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all material requirements imposed upon them by the SEC, the OTS, the FDIC, the Board, the OCC, the NYSBD, the Conversion Regulations, applicable FDIC, Board, OCC and NYSBD statutes and regulations, the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (k) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Primary Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Primary Parties or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will at their expense, prepare and file with the SEC and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or

                                                                     Exhibit 1.2


         supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Primary Parties each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.


                  (l) The Primary Parties will take all necessary actions, in cooperating with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Primary Parties may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

                  (m) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained by the Bank in accordance with the requirements of the OTS, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.


                  (n) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus or upon the exercise of any option issued pursuant to the Mid-Tier Company's existing stck option plan.

                                                                     Exhibit 1.2


                  (o) The Company shall register its Common Stock under Section 12(g) of the 1934 Act and shall request that such registration be effective prior to the completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as may be required by the OTS.


                  (p) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

                  (q) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the SEC, the OTS, the Board or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

                  (r) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How We Intend to Use the Proceeds From the Offering."

                  (s) Other than as permitted by the Conversion Regulations, the Home Owners' Loan Act of 1933 (the "HOLA"), the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the Primary Parties will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

                                                                     Exhibit 1.2


                  (t) The Company will use its best efforts to list and maintain its listing of the shares on the Nasdaq SmallCap Market effective on or prior to the Closing Date.


                  (u) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (v) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's
         "Interpretation Relating to Free Riding and Withholding."

                  (w) Neither the Bank, the Mid-Tier Company nor the MHC will amend the Plan without notifying the Agent prior thereto.


                  (x) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.


                  (y) Prior to the Closing Date, the Primary Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application, the Holding Company Application, the Bank Merger Application, the Bank Conversion Application the New York Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                                                                     Exhibit 1.2

                  Section 5.2 Covenants of the Agent. The Agent hereby covenants with the Primary Parties as follows:

                  (a) During the period when the Prospectus is used, the Agent will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

                  (b) The Agent shall return unused prospectuses, if any, to the Company promptly upon the completion of the Conversion.

                  (c) The Agent will distribute the Prospectuses or offering materials in connection with the sales of the common stock only in accordance with OTS regulations, the 1933 Act and the rules and regulations promulgated thereunder.

                  (d) The Agent shall assist the Bank in maintaining arrangements for the deposit of funds and the making of refunds, as appropriate (as described in Section 5.1(r)), and shall perform the allocation of shares in the event of an oversubscription, in conformance with the Plan and applicable regulations and based upon information furnished to the Agent by the Bank (as described in Section 5.1(v)).


         Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Primary Parties jointly and severally agree to pay or reimburse the Agent for any expenses incurred by Agent in connection with the Conversion, including but not limited to: (a) all filing fees in connection with all filings with the NASD;
(b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion including but not limited to the Agent, attorneys' fees (incurred in connection with the Conversion), transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) all other reasonable out-of-pocket expenses incurred by Agent (including legal fees of $40,000 and related expenses). Such out-of-pocket expenses include, but are not limited to, travel, communications and postage. In the event the Company is unable to sell a minimum of 1,232,500 shares of Conversion Stock or the Conversion is terminated or otherwise abandoned, the Primary Parties shall reimburse the Agent in accordance with Section 2 hereof but such reimbursement shall not exceed Agent's actual, accountable out-of-pocket expenses.

                                                                     Exhibit 1.2

         Section 7. Conditions to the Agent's Obligations. The Agent's obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived by the Agent, to the condition that all representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:


                  (a) At the Closing Date, the Primary Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and the Bank Conversion (if OCC approval has been obtained) imposed upon them by the OTS, the FDIC, the NYSBD, the Board and the OCC.

                  (b) The Registration Statement shall have been declared effective by the SEC, the Conversion Application approved by the OTS, the Bank Merger Application approved by the FDIC, and the New York Application approved by the NYSBD not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the SEC, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's, the MHC's, the Mid-Tier Company's or the Bank's knowledge, threatened by the SEC, the OTS, the FDIC, the NYSBD, or any state authority.


                  (c) At the Closing Date, the Agent shall have received:

                      (1) The favorable opinion, dated as of the Closing Date
                  and addressed to the Agent and for its benefit, of Thacher Proffitt, special counsel for the Primary Parties, in form and substance to the effect that:

                          (i) The Company has been duly incorporated and is
                  validly existing as a corporation under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the

                                                                     Exhibit 1.2

                  Prospectus. All of the outstanding capital stock of the Company is duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable.

                                    (ii)  The Mid-Tier Company has been
                  organized and is a validly existing federal mutual holding company subsidiary authorized to conduct its business and own its property as described in the Registration Statement and Prospectus.

                                    (iii) The MHC has been organized and is a
                  validly existing federal mutual holding company authorized to conduct its business and own its property as described in the Registration Statement and Prospectus.

                                    (iv)  The Bank is a member of the FHLB-New
                  York. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion and Stock Offering--Liquidation Rights" to the extent that such information constitutes matters of law and legal conclusions has been reviewed by such counsel and is accurate in all material respects.


                                    (v)   Upon consummation of the Conversion,
                  the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Holding Company Capitalization," and except for shares issued upon incorporation of the Company no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                                                                     Exhibit 1.2

                                    (vi)   The execution and delivery of this
                  Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all necessary action on the part of the Primary Parties; and this Agreement is a valid and binding obligation of the Primary Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including, without limitation, the provisions of Section 23A and 23B of the Federal Reserve Act, and except that no opinion need to be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (vii)  The Conversion Application has been
                  approved by the OTS and the Prospectus and proxy statement have been authorized for use by the OTS. The Bank Merger Application has been approved by the FDIC. The Bank Mergers have been approved by the NYSBD. The Holding Company Application has been approved by the Board. The Bank Conversion Application has been approved by the OCC. No action has been taken or is pending, and to such counsel's Actual Knowledge, none is threatened, to revoke any such authorization or approval.

                                    (viii) The Plan has been adopted by the
                  required vote of the directors of the Mid-Tier Company, the MHC and the Bank and, based upon the certificate of the inspector of election, by the members of the MHC, the stockholders of the Mid-Tier Company and the sole stockholder of the Bank.


                                    (ix)   Subject to the satisfaction of the
                  conditions to the OTS' approval of the Conversion and any condition that may be imposed by the NYSBD, the FDIC, (and if regulatory approval has been obtained, the Board and the OCC) no further approval, registration, authorization, consent or other order of or notice to any federal or Delaware regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various

                                                                     Exhibit 1.2

                  jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the Nasdaq SmallCap Market (as to which no opinion need be rendered).

                                    (x)    The  Registration  Statement is
                  effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the SEC.


                                    (xi)   At the time the Conversion
                  Application, including the Prospectus contained therein, was approved by the OTS, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, the HOLA and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered). At the time the Bank Merger Application, including the Prospectus contained therein, was approved by the FDIC, the Bank Merger Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of applicable FDIC regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered). If the Bank Conversion has been approved prior to the Closing Date, at the time the Holding Company Application, including the Prospectus contained therein, was approved by the Board, the Holding Company Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of applicable Board regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data and accounting information included therein, as to which no opinion need be rendered). At the time the Bank Conversion Application was approved by the OCC, the Bank Conversion Application complied as to form in all material respects with the requirements of applicable OCC regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data and accounting information included therein, as to which no opinion need be rendered). At the time the New York Application was approved by the NYSBD, the New York Application complied as to form in all material respects with the requirements of applicable NYSBD regulations (other than the financial statements, the notes

                                                                     Exhibit 1.2


                  thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).


                                    (xii)  At the time that the Registration
                  Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and federal law.

                                    (xiii) The terms and provisions of the
                  Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in proper form.


                                    (xiv) To such counsel's Actual knowledge,
                  there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.


                                    (xv)   To such counsel's Actual Knowledge,
                  there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Registration Statement and the

                                                                     Exhibit 1.2

                  Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.


                                    (xvi)   To such counsel's Actual Knowledge,
                  the Primary Parties have conducted the Conversion, in all material respects, in accordance with all applicable requirements of the Plan, the HOLA and regulations thereunder. The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; no order has been issued by the OTS, the SEC, or any governmental authority to suspend the Offerings or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the OTS, the SEC, the FDIC or the Board or any state authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final actions of the OTS approving the Plan, the Conversion Application or the Prospectus, of the FDIC approving the Bank Merger Application, of the FRB approving the Holding Company Application, or of the NYSBD approving the New York Application.

                                    (xvii)  To such counsel's Actual Knowledge,
                  the Primary Parties have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Primary Parties are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Primary Parties, taken as a whole.


                                    (xviii) To such counsel's Actual Knowledge,
                  none of the Primary Parties is in violation of its certificate of incorporation or bylaws, charter or bylaws, or organizational certificate or bylaws, as applicable, or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound except for such defaults or violations which would not have a material

                                                                     Exhibit 1.2


                  adverse impact on the financial condition or results of operations of the Primary Parties, taken as a whole; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Primary Parties pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Primary Parties is a party or by which any of them may be bound, or to which any of the property or assets of the Primary Parties is subject (other than the establishment of a liquidation account), and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws, charter or bylaws, or organizational certificate or bylaws, as applicable, of the certificate of incorporation or bylaws, charter or bylaws, or organizational certificate or bylaws, or any applicable federal, New York or Delaware law, act, regulation (except that no opinion need be rendered with respect to the securities and blue sky laws of various jurisdictions or the rules and regulations of the NASD and/or the Nasdaq SmallCap Market) or order or court order, writ, injunction or decree.

                                    (xix)   The Company's certificate of
                  incorporation and bylaws comply in all material respects with the General Corporation Law ("GCL") of the State of Delaware. The Mid-Tier Company's and the MHC's charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS. The Bank's organizational certificate complies in all material respects with the laws and regulations of the State of New York. The Bank's federal articles of association comply in all material respects with the OCC statutes and regulations.


                                    (xx)    To such counsel's Actual Knowledge,
                  none of the Primary Parties is in violation of any directive from the OTS, OCC, the NYSBD or the FDIC to make any material change in the method of conducting its respective business.


                                    (xxi)   The information in the Prospectus
                  under the captions "Regulation of Oswego County Savings Bank, Oswego County Bancorp, Bridge Street Financial, Oswego County MHC and Oswego County National Bank," "The Conversion and the Stock Offering," "Anti-Takeover Effects of Bridge Street Financial's Certificate of Incorporation, Bylaws and Benefit Plans Adopted

                                                                     Exhibit 1.2


                  in the Conversion," "Regulatory Restrictions on Acquisition of Bridge Street Financial and Oswego National Bank" and "Description of Capital Stock of Bridge Street Financial" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Conversion and Stock Offering" in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of statutes or regulations described or referred to in the Prospectus are accurate summaries and fairly present the information required to be shown. The information under the caption "Taxation" has been reviewed by such counsel and constitutes a correct summary of the opinions rendered by Thacher Proffitt and KPMG LLP to the Primary Parties with respect to such matters.

                           In giving such opinion, such counsel may rely as to
                  all matters of fact on certificates of officers or directors of the Primary Parties and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and regulation, banking laws and regulations of the State of New York and by the State of Delaware General Corporation Law. The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of any of the Primary Parties shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the

                                                                     Exhibit 1.2

                  Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Primary Parties.

                        In addition, such counsel shall provide a letter stating
                  that during the preparation of the Conversion Application, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of the Primary Parties, at which conferences the contents of the Conversion Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel has not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion Application, the Registration Statement or the Prospectus, and does not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Primary Parties), nothing has come to their attention that would lead them to believe that the Conversion Application, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, accounting information and other tabular, financial, statistical and appraisal data included therein as to which no opinion need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (2) The favorable opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C., the Agent's counsel, with respect to such matters as the Agent may reasonably require. Such opinion may rely and as to matters of fact, upon certificates of officers and directors of the Company, the MHC and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (d) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Primary Parties, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the

                                                                     Exhibit 1.2


         statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Primary Parties has occurred and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Primary Parties, independently, or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect although expressly made at and as of the Closing Date; (v) the Primary Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge the Primary Parties, threatened by the SEC or any state authority; (vii) no order suspending the Offerings, the Conversion or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of any of the Primary Parties, threatened by the OTS, the SEC, or any state authority; and (viii) to the best knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS approving the Plan.

                  (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise (other than as a result of a change in law or regulation and affecting the savings association industry as a whole), or in the earnings or business of the Primary Parties independently, or of the Primary Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the OTS, the NYSBD or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agents) or which materially and adversely would affect the business, operations or financial condition or income of the Primary Parties considered as one enterprise; (iv) the Primary Parties shall not have been in default (nor shall any event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of

                                                                     Exhibit 1.2

         any agreement or instrument relating to any outstanding indebtedness;
         (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of any the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Primary Parties considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have requested and as agreed to by the Company and the Bank.


                  (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from KPMG LLP dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that KPMG LLP is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the OTS and FDIC and stating in effect that in KPMG LLP's opinion the financial statements of the Company and/or the Bank (as applicable) as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the OTS, the FDIC, the NYSBD, the SEC and the 1933 Act; (ii) a statement from KPMG LLP in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Mid-Tier Company prepared by the Mid-Tier Company, a reading of the minutes of the meetings of the Board of Directors of the Mid-Tier Company and the Bank and consultations with officers of the Mid-Tier Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus, are not in conformity with the 1933 Act, applicable accounting requirements of the OTS and the SEC and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any material increase in borrowings, other than normal deposit fluctuations, by the Mid-Tier Company or the Bank; or
         (C) there was any decrease in consolidated net assets of the Mid-Tier Company or the Bank at the date of such letter as compared with amounts shown in the latest

                                                                     Exhibit 1.2


          unaudited consolidated statement of condition included in the Prospectus; and (iii) a statement from KPMG LLP that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Mid-Tier Company and the Bank, which are subject to the internal controls of the Mid-Tier Company and the Bank, the accounting system and other data prepared by the Mid-Tier Company and the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

               (g) At the Closing Date, the Agent shall receive a letter from KPMG LLP dated the Closing Date, addressed to the Agent, confirming the statements made by them in the letter delivered by them pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.


               (h) At the Closing Date, the Agent shall receive a letter from FinPro, Inc., dated the date thereof and addressed to counsel for the Agent (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Part 303, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that their opinion of the estimated aggregate pro forma market value of the Company, expressed in their Appraisal dated as of _________________, 2002, and most recently updated, remains in effect.

               (i) The Primary Parties shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

               (j)  At or prior to the Closing Date, the Agent shall receive:
          (i) a copy of the letter from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the SEC declaring the Registration Statement effective;
          (iii) certificates from the OTS evidencing the existence of the Mid-Tier Company and the MHC; (iv) certificates of good standing from the State of Delaware evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing

                                                                     Exhibit 1.2


          the Bank's insurance of accounts, (vi) a certificate of the FHLB-New York evidencing the Bank's membership thereof, and (vii) a certificate of the NYSBD evidencing the good standing of the Bank.


               (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

          Section 8. Indemnification.


               (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), or any

                                                                     Exhibit 1.2

         blue sky application or other instrument or document executed by any of the Primary Parties based upon written information supplied by the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with their consent or based upon written or oral information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Primary Parties regarding the Agent and provided further that such indemnification shall be to the extent permitted by the OTS and the FDIC. The Primary Parties will not be liable to any indemnified party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an indemnified party effected without prior written consent of the Primary Parties; or (ii) to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's gross negligence or willful misconduct. The Agent shall repay to the Company any amounts paid by the Company for reimbursement of the Agent's and any indemnified party's expenses in the event that such expenses were incurred in relation to an act or omission with respect to which it is finally determined that the Agent has acted in gross negligence or with willful misconduct. The Parties also agree that no indemnified party shall have any liability (whether direct or indirect, in

                                                                     Exhibit 1.2

          contract or tort or otherwise) to the Company or the Bank or their security holders or creditors related to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's gross negligence or willful misconduct.

               (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent regarding the Agent. In no case shall the Agent be liable or responsible for any amount in excess of the fees received by the Agent pursuant to Section 2 of this Agreement. The Agent will not be liable to any indemnified party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an indemnified party effected without its prior written consent; or (ii) to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Bank or Company's gross negligence or willful misconduct. The Bank shall repay to

                                                                     Exhibit 1.2

          the Agent any amounts paid by the Agent for reimbursement of the Bank's and any indemnified party's expenses in the event that such expenses were incurred in relation to an act or omission with respect to which it is finally determined that the Bank or Company have acted in gross negligence or with willful misconduct. The Agent also agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Agent or its security holders or creditors related to or arising out of the engagement of the Agent except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Company's or the Bank's gross negligence or willful misconduct.

               (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

               (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors or controlling persons, agents or employees of any of the Primary Parties; (ii) deliver of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

                                                                     Exhibit 1.2

               (e) To the extent required by law, this Section 8 is subject to the provisions of Sections 23A and 23B of the Federal Reserve Act, 12 U.S.C. Sections 371c and 371c-1 ("Sections 23A and 23B").

          Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Agent, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Bank or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent shall be responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offerings and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and the Agent on the other from the Offerings (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the

                                                                     Exhibit 1.2

aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Bank's officers and directors and each person, if any, who controls the Agent or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section
9. To the extent required by law, this Section 9 is subject to and limited by the provisions of Sections 23A and 23B.

          Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank and the Agent and the representations and warranties and other statements of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

          Section 11. Termination. The Agent may terminate its obligations under this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

               (a) In the event the Company fails to sell all of the Shares by _______________, 2002, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as

                                                                     Exhibit 1.2

          provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Bank as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

               (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Primary Parties of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

               (c) If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified promptly by the Agent by telephone or telegram, confirmed by letter.

          The Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Bank have provided the Agent with notice of such breach.

          This Agreement may also be terminated by mutual written consent of the parties hereto.


          Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209-1710, Attention: David Neiswander (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Ave, N.W., Suite 400, Washington, D.C. 20015,
Attention: Alan Schick, Esq.) and, if sent to the Primary Parties, shall be mailed, delivered or telegraphed and confirmed to Oswego County Savings Bank at 44 East Bridge Street, Oswego, New York, 13126, Attention: Gregory J. Kreis, President and Chief Executive Officer (with a copy to Thacher Proffitt, 1700 Pennsylvania Avenue, NW, Suite 800,Washington, DC 20006 Attention: Richard Schaberg, Esq.)


          Section 13. Parties. The Primary Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent, when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of any of the Primary

Parties, when the same shall have been given by the undersigned or any other officer of any of the Primary Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Primary Parties, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

          Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Primary Parties. At the closing, the Primary Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

          Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.


          Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.


          Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

          Section 18. Waiver of Trial by Jury. The parties waive their right to a trial by jury in any action, proceeding, claim, or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

                                                                     Exhibit 1.2

     If the foregoing correctly sets forth the arrangement among the Primary Parties, and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

                                             Very truly yours,

BRIDGE STREET FINANCIAL, INC.                OSWEGO COUNTY SAVINGS BANK

By:________________________________          By:________________________________
     Gregory J. Kreis                             Gregory J. Kreis
     President and Chief Executive                President and Chief Executive
      Officer                                      Officer



OSWEGO COUNTY, MHC                           OSWEGO COUNTY BANCORP, INC.

By:________________________________          By:________________________________
     Gregory J. Kreis                             Gregory J. Kreis
     President and Chief Executive                President and Chief Executive
      Officer                                      Officer



Accepted as of the date first above written

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:________________________________
     James C. Neuhauser
     Managing Director

                                                                       EXHIBIT B

                          BRIDGE STREET FINANCIAL, INC.


                  Up to 1,917,625 Shares (Anticipated Maximum)
                           (Par Value $.01 Per Share)


                           Selected Dealers' Agreement

                           ____________________, 2002

Gentlemen:


     We have agreed to assist Oswego County Savings Bank (the "Bank"), a New York-chartered stock savings bank, and the Bank's federal mutual holding company, Oswego County MHC (the "MHC"), in connection with the offer and sale of up to 1,917,625 shares of the conversion common stock, par value $.01 per share (the "Common Stock") of Bridge Street Financial, Inc. (the "Company"), a Delaware corporation, to be issued in connection with the conversion of the MHC. The total number of shares of Common Stock to be offered may be decreased to a minimum of 25 shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated _______________, 2002 (the "Prospectus"). In connection with the Conversion, the Company, on a best-efforts basis is offering for sale between 1,232,500 and 1,667,500 shares (the "Shares") of the Common Stock, in a Subscription Offering, as defined, as contemplated by Office of Thrift Supervision (the "OTS") Regulation. Any Shares not sold in the Subscription Offering will be offered to the general public in a community offering (the "Community Offering") giving preference to residents of the Bank's Local Community, as defined in the Prospectus.


     The Subscription and Community Offerings are being conducted under a Plan of Conversion (the "Plan") adopted by the Bank, the Mid-Tier Company and the MHC pursuant to which the MHC intends to convert from a federal mutual holding company to an interim federal stock savings bank and simultaneously merge with and into the Company (the "Conversion"). As part of the Conversion, the Company will sell the Common Stock to the public as provided for in the Plan. The Subscription and Community Offerings are further being conducted in accordance with the regulations of the OTS subject to the restrictions contained in the Plan.

                                                                     Exhibit 1.2

     The Common Stock is also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD"), which have been approved by the Bank ("Approved Brokers").

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee in the amount of four percent (4%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Bank for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form also must clearly identify your firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Bridge Street Financial, Inc."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

     Orders for Common Stock will be subject to confirmation and we, acting on behalf of the Primary Parties, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the MHC and the Bank, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

                                                                     Exhibit 1.2

     We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it will not use a sweep arrangement and that it will transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities and Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before twelve noon Delaware time of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf,
(ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day (the "Debit Date") following receipt of the confirmation referred to in (i), and (iv) we will forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

                                                                     Exhibit 1.2

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of Delaware.

     Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209. The enclosed duplicate copy will evidence the agreement between us.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:____________________________________
     James Neuhauser
     Managing Director


CONFIRMED AS OF:

                           , 2002

                                                                     Exhibit 1.2

(Name of Dealer)


By:________________________________


Its:_______________________________